EXHIBIT 10.4

                   FARMOUT AGREEMENT FOR COLE CREEK UNIT, WY



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                                FARMOUT AGREEMENT
                                (COLE CREEK UNIT)



         THIS FARMOUT AGREEMENT made and entered into on the _ day of , 2014 by and between Red Hawk Oil Exploration, Inc., a Wyoming corporation, with its principal office at 140 North Center Street, Casper, WY 82601 ("Farmor") and Terex Energy Corporation, a Colorado limited liability company, with its registered office at 520 Zang St. Ste. 201, Broomfield, CO ("Farmee").

           WITNESSETH:

         WHEREAS Farmor owns working interests in oil and gas leases and interests in well bores, tangible personal property and equipment within the Shannon Participating Area (the "PA") of the Cole Creek Unit (the "Unit") in Natrona and Converse Counties, Wyoming as more particularly described below; and

         WHEREAS Farmee will commit to drill two Shannon Formation wells in the PA of the Unit on the terms and conditions hereinafter set forth.

         NOW THEREFORE, for and in consideration of mutual benefits, detriments, and promises, the adequacy of which are hereby acknowledged, it is hereby mutually agreed as follows:

1.       DEFINITIONS.

         (A) "Operating Unit Formation" means all formations from the surface to the base of the Shannon formation only.

         (B) "Effective Date" will mean the date hereof.

         (C) "Farmout Lands" means the Farmor's working interests in and to the Unit, leases, lands, personal property and other property as set forth in Exhibit A attached hereto and made a part hereof.

2.       EXHIBITS.

         The  following  Exhibits  are  attached  hereto  and made  pait of this
Agreement:

         (A) Exhibit A is a general description of the Farmout Lands as limited by the Unit terms.

         (B) Exhibit B is a proposed AAPL Joint Operating Agreement between the Farmor and Farmee, which agreement governs operations on the subject leases and the various amendments thereto, all of which are incorporated herein by reference.


3.       COMMITMENT

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         (A) Farmor  represents  without  warranty of title of any kind,  either express or implied, that it commits all of its right, title and interest in and to the Farmout Lands. Farmor shall provide its title records to Fannee within a reasonable time after the execution hereof. At Farmee's sole cost, risk and expense Farmee may conduct such title examinations and secure such curative work as it deems necessary to satisfy itself that title is acceptable.

         (B) Farmee represents that it has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement and the JOA to which it is a party and perform all of its obligations set forth in the operative documents. Farmee shall provide to Farmor a financial statement, net worth statement or documents evidencing availability of a minimum ten million to execute the drill plan contemplated by the parties herein.

4.       EARNING AND OTHER WELLS.

         (A) THE EARNING WELLS. On or before six (6) months from the date of this Agreement Farmee shall pick locations and file APDs with the BLM and State of Wyoming for two (2) wells. On or before twenty four (24) months from the date of this Agreement, Farmee agrees to commence, or cause to be commenced on the Farmout Lands, at its sole cost and expense, the actual drilling of two (2) vertical earning wells within the PA ("Earning Wells"). Farmee shall thereafter continue the drilling of the Earning Wells with due diligence to a bottom hole location to adequately test the Shannon Formation, (such depth is the "Objective Depth"). Should Farmee not reach and/or complete any Earning Well to the maximum proposed bottom hole depth, but shall have adequately tested the Shannon Formation, Farmee shall be deemed to have met the earning requirements under this Agreement for that Well.

         (B) OPTION WELLS. After drilling and completion of the Earning Wells as provided herein, Farmee shall have the continuing right but not the obligation to drill, or cause to be drilled, additional well(s) at locations of its choosing on the Farmout Lands not previously included in the spacing unit for a well drilled pursuant to this Agreement or on lands pooled therewith, so long as not more than 365 days shall elapse between rig release from one well and the commencement of drilling operations for the next well (hereinafter referred to as "Option Wells"). With regard to the drilling of any Option Well, Farmee agrees to notify Farmor in writing of its intent to drill such well within 180 days from rig release from the previous well.

         (C) REPLACEMENT WELLS. If, prior to reaching the Objective Depth, mechanical problems or conditions in the hole are encountered in any well drilled pursuant to this agreement, which, in the opinion of Farmee acting as a reasonable prudent operator render further drilling impracticable, Farmee may elect to cease drilling operations and plug and abandon said well. In that event, Farmee shall have 30 days from the date the drilling rig is released within which to commence or cause to be commenced operations on the drilling of a replacement well which shall serve to satisfy the obligations of this Agreement relating to the well for which it replaces.

         (D) COMPLETION. After any well drilled pursuant to this Agreement has reached its total

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depth, Farmee shall either commence, or cause to be commenced, completion of the well as a producer of oil and/or gas in commercial quantities and diligently prosecute such completion operations without unreasonable delays or plug and abandon, or cause to be plugged and abandoned, the well as a dry hole in accordance with all applicable Federal, State and local regulations.

         (E) INJECTOR WELLS. In the event the Earning Well(s) or Option Wells produce such volume of water as to require injector well(s) to dispose of it, Farmee shall drill such injector wells(s) with due diligence to a bottom hole location to dispose of said water in accordance with all applicable Federal, State and local regulations.

5.       FAILURE TO DRILL.

         The only consequence of Farmee's failure to drill the Earning Wells provided for in this Agreement shall be the ipso facto cancellation of this Agreement and the termination of Farmee's rights to earn additional interest. Any other cancellation of this Agreement shall not affect any rights theretofore earned by Farmee, nor relieve Farmee of any obligations or responsibilities for expenses and liabilities theretofore incurred. It is understood that Farmee shall reassign to Farmor any of the Farmout Lands not included in a spacing unit for the drilling of the Earning Wells or any Option Well(s) within forty-five
(45) days after the cancellation of this Agreement for failure to drill.

6.       ASSIGNMENT OF INTEREST.

         Upon the drilling and completion of the Earning Wells drilled in accordance with the terms and provisions of this Agreement as wells capable of commercial production or as a dry hole, Farmee shall be entitled to an assignment from Farmor, which shall be delivered to Farmee within thirty (30) days after Farmor's receipt of a written request therefor. The assignment shall convey to Farmee I 00% of Farmor's interest in the Operating Unit Formation (limited to those depths from the surface down to the stratigraphic equivalent of the base of the Shannon Formation) in the PA. Any assignment made pursuant to this agreement shall be made without warranty of title, either express or implied and Farmee shall promptly file the assignment of record in the appropriate county and federal offices, furnishing Farmor with a copy of same when available.

7.       RIGHT TO BACK IN INTEREST.

         In the event that an Earning Well or Option Well drilled pursuant to this agreement is capable of production in paying quantities, upon Farmee recovering from the production of said well the costs of its drilling, completing, equipping and operating, including payment of all royalties and overriding royalties presently existing, Farmee shall promptly notify Farmor of such recovery. Upon thirty (30) days notice by Farmor, Farmor at any time may elect to back in and thereupon Farmee shall assign back to Farmor an undivided Ten Percent (10%) of the interest assigned to Farmee in the well spacing unit on a well by well basis. Farmee shall have the right of first refusal to purchase said interest from Farmor.

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8.       JOINT OPERATIONS.

         Subject to the reassignment obligation in Article 5 above, after Farmee drills the first Earning Well then any and all further operations on Farmout Lands shall be pursuant to the Joint Operating Agreement attached hereto as Exhibit "B" and by this reference made a part hereof (the "JOA").

9.       INFORMATION AND REPORTS.

         As a further express consideration for this Agreement and not as a covenant only, Farmee agrees to furnish to Farmor the geologic data, well information and reports relating to any well drilled pursuant to this Agreement.

10.      DELAY RENTALS.

         It is agreed that from and after the date of this Agreement Farmee shall pay and bear any and all rentals, minimum royalties and shut-in royalty payments necessaty to maintain all leases in force and effect and shall provide Farmor with evidence of each such payment no later than thirty days prior to the applicable due date.

11.      CONSENT REQUIREMENT.

         This Agreement is personal in nature and may not be assigned without first obtaining Farmor's written consent and Farmor shall not unreasonably withhold such consent. When requesting consent to make an assignment of all or a portion of this agreement, Farmee will provide the name(s) of the parties to whom the assignment will be made.

12.      FORCE MAJEURE.

         Should Farmee be prevented from complying with any express or implied covenant of this Agreement, except the payment of money, from conducting drilling or reworking operations thereon or from producing oil and or gas therefrom by reason of operation of force majeure, or any federal or state law or any order, rule or regulation of governmental authority, then while so prevented, Farmee's obligation to comply with such covenant shall be suspended, and Farmee shall not be liable in damages for failure to comply therewith; and this Agreement shall be extended while and so long as Farmee is prevented by any such cause from conducting drilling or reworking operations on or from or producing oil and or gas from said Farmout Lands; and the time while Farmee is so prevented shall not be counted against Farmee anything in this Agreement to the contrary notwithstanding. The term "force majeure" shall include any and all delays caused by reason of fire, storm, flood, explosion, strikes and walkouts, as well as the inability to secure drilling equipment, including rigs and crews, if it can be demonstrated that Farmee has made a good faith effort to secure same.

13.      COMPLIANCE/INDEMNIFICATION.

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         Farmee  shall  comply  with all  applicable  laws,  orders,  rules  and regulations affecting operations hereunder and shall comply fully with all express and implied lease covenants. In the drilling of the Earning Wells or Option Wells and otherwise complying with the terms and provisions of this Agreement, Farmee is acting independently of Farmor and not as a partner in any capacity, mining or otherwise. Farmor shall have no responsibility whatsoever in connection with the drilling of any said well and it shall be drilled at Farmee's sole cost, risk and expense. At all times Farmee shall keep any well drilled pursuant to this Agreement and Farmor's interest in the Farmout Lands free and clear of all liens and encumbrances of whatsoever kind and character, including but not limited to liens for labor performed and material furnished to such wells. Farmee further agrees to indemnify and hold Farmor harmless from any and all debts, claims, damages and liabilities of any nature incurred in connection with Farmee's performance, as applicable, under this Agreement.

14.      SURFACE DAMAGES.

         Prior to conducting any operations on the Farmout Lands, Farmee shall make satisfactory arrangements with the owner of the surface of the well location for the payment of surface damages and to secure all necessary easements relating to access to the well. Any well drilled pursuant to this Agreement which is no longer capable of producing oil and/or gas shall be plugged and abandoned by Farmee as soon as practicable. Upon plugging and abandonment, Farmee shall restore the surface to its cond ition on the date of this Agreement as nearly as reasonably practicable. All plugging and abandonment operations shall be conducted in accordance with any applicable provisions of the leases so occupied and in compliance with the requirements of all governmental agencies having jurisdiction.

15.      INSURANCE.

         (A) At all times while conducting operations pursuant to this Farmout Agreement, Farmee must maintain the following minimum insurance coverage. (i) Workmen's Compensation & Employers Liability insurance for a combined total of $500,000 for each occurrence; (ii) Public Liability and property damage insurance for a combined total of $1,000,000 for each occurrence; and (iii) Automobile liability insurance and property damage insurance in a combined total of $1,000,000 for each occurrence.

         (B) Farmee shall require contractors and subcontractors working or performing services with respect to operations being conducted pursuant to this Farmout Agreement to comply with the workmen's compensation laws of the State of Wyoming and to carry such other insurance in such amounts as Farmee shall deem necessary.


16.      WELL TAKEOVER.

         Farmee shall immediately notify Farmor of its intention to plug and abandon any well drilled hereunder. Upon receipt of such notice, Farmar shall have forty-eight (48) hours,

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exclusive of Saturdays,  Sundays, and legal holidays, to elect to take over such well during which period Farmar may temporarily assume control of operations for the purpose of conducting any surveys, tests or other operations as it may consider, in its sole and reasonable discretion. In order to conduct its operations during such 48-hour period Farmar shall have the option to use the drilling rig Farmee has used for the drilling of the well, but the use thereof by Farmar shall be under the terms and conditions of the existing contract between Farmee and the drilling contractor. In the event Farmar elects to take over the well, Farmee shall relinquish unto Farmar any and all rights to which Farmee may be entitled in such well; provided, however, that Farmor's takeover of the well shall not relieve Farmee of any of its liabilities or obligations arising out of or relating to operations conducted prior to Farmor's takeover of the well. Additionally, Farmar, at its sole option, shall earn all of Farmee's rights (as if Farmar was Farmee) in any and all farmout or other agreements acquired by Farmee from third patiies secured in support of drilling the well. Should such option be exercised by Farmar, Farmee shall make all necessary arrangements in order for Farmar to acquire such rights on an unpromoted basis from Farmee. Further, at Farmor's sole option, Farmee agrees to farmout to Farmar all of Farmee's leasehold interest in the Farmout Lands or lands included within the Farmout Lands in a spacing or pooled unit therewith, on the same terms and conditions as Farmar farmed out to Farmee under this Agreement. If taken over by Farmar, all subsequent operations on the well, including the eventual plugging and abandonment thereof, shall be at Farmor's sole cost, risk and expense.

         At all times subsequent to the completion of a well drilled hereunder as a well capable of producing oil and/or gas, Farmee shall give Farmar at least thirty (30) days advance written notice of its intent to plug and abandon same. At any time during such 30-day period Farmar shall have the right and option to take over such well in its then condition for additional testing by any method it desires including, but not limited to, deepening or plugging back for completion attempts at any depth, by paying to Farmee the reasonable salvage value of any salvable material in the hole, less the reasonable estimated cost of salvaging and plugging and abandonment. If Farmar does not elect to take over the well, Farmee shall plug and abandon same at its sole cost, risk and expense. Should Farmar elect to take over the well, Farmee shall immediately assign to Farmar any and all leasehold or other rights acquired by Farmee for the drilling of the well, limited to the spacing unit or pooled unit therefore, but exclusive of the well bores of any other wells located thereon, free and clear of any liens, burdens or any encumbrances of any nature whatsoever other than those existing of record as of the date of this Agreement. If taken over by Farmar, all operations on the well, includ ing the eventual plugging and abandonment thereof, shall be at Farmor's sole cost, risk and expense. Notwithstanding any provision in this Article to the contrary, the well takeover rights of Farmar as provided in this Article shall be subordinate to any third party's prior existing rights as of the date of this Agreement, and only to the extent such rights conflict with those of Farmar under this Agreement.

17.      FARMEE TO ACT AS OPERATOR.

         With respect to all drilling, completion, plugging and other similar operations hereunder, Farmee shall act as operator and shall, during the conduct of all such operations, maintain in

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force  and  effect,  and file as  applicable,  all  bonds,  insurance  policies, designation of operator forms,  sundry notices and other forms,  instruments and
documents   required  under   applicable   Wyoming  and  federal  laws,   rules,
regulations, and applicable contracts.

18.      FURTHER ASSURANCES.

         The patiies hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary assignments, division orders, and such other instruments of transfer as may be necessary or desirable to effectuate this Agreement.

19.      NOTICES.

         Whenever this Agreement requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given on the day personally delivered or, if mailed, on the day it is enclosed in an envelope, properly stamped, sealed and deposited in a post office or official depository maintained by the United States Postal Service, certified mail, return receipt requested, addressed to the patiy to be notified at the address stated below (or at such other address as may have been designated by written notice):

      Ifto  Farmor:         Red Hawk Oil Exploration, Inc.
                            P.O. Box 2945 Casper,
                            WY 82602
                            Attn: Jon C. Nicolaysen

                            with a copy to:
                            Brown, Drew, Massey & Durham, LLP 159 N.
                            Wolcott, Ste. 200
                            Casper, WY 82601
                            Attn: Harry B. Durham Ill

      Ifto Farmee:          Terex Energy Corporation
                            520 Zang St., Ste. 201 Broomfield, CO

20.      GOVERNING  LAW.

          This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Wyoming, without reference to the choice of law principles thereof.

21.      COUNTERPARTS.

         This Agreement may be executed m multiple counterparts, each of which shall be

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deemed an original and shall be binding upon all executing parties.

22.      FINAL AGREEMENT.

         This Agreement supersedes any and all prior oral or written agreements between the parties and cannot be amended except in writing signed by both parties.

23.      BINDING EFFECT.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto, together with their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, this Farmout Agreement is executed to be effective on the date and year first written above.


                                FARMOR:
                                RED HAWK OIL EXPLORATION, INC.

                                By:    /s/ Jon C. Nicolaysen
                                       -------------------------------
                                Title: President
                                       -------------------------------


                                FARMEE:
                                TEREX ENERGY CORPORATION

                                By:    /s/ Donald Walford
                                       -------------------------------
                                Title: CEO
                                       -------------------------------










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